# News Release 1Q 2024

## Corteva Reports First Quarter 2024 Results, Reaffirms 2024 Guidance

- ***1Q results in line with expectations and mostly constructive ag economy***
- ***Strength of Seed performance demonstrates global demand for top technology***
- ***Crop Protection declines reflect just-in-time purchases and residual inventory imbalances***
- ***FY guidance unchanged, 2024 outlook supported by controllable levers***

**INDIANAPOLIS, IN, May 1, 2024** – Corteva, Inc. (NYSE: CTVA) ("Corteva" or the "Company") today reported financial results for the three months ended March 31, 2024.

### 1Q 2024 Results Overview

| | Net Sales | Income from Cont. Ops (After Tax) | EPS |
|---|---|---|---|
| **GAAP** vs. 1Q 2023 | **$4.49B** (8)% | **$376M** (38)% | **$0.53** (37)% |
| | **Organic[1] Sales** | **Operating EBITDA[1]** | **Operating EPS[1]** |
| **NON-GAAP** vs. 1Q 2023 | **$4.58B** (6)% | **$1.03B** (16)% | **$0.89** (23)% |

### First Quarter 2024 Highlights

- First quarter 2024 net sales decreased 8% versus prior year. Organic[1] sales decreased 6% in the same period.
- Seed net sales grew 2% and organic[1] sales increased 5%. Price was up 6% globally, led by continued execution on the Company's price for value strategy and favorable product mix. Volume growth in North America from higher corn deliveries was offset by delayed demand in EMEA[2] due to unfavorable weather.
- Crop Protection net sales decreased 20% and organic[1] sales declined 21%, on expected industry headwinds globally. Volume declines were against a strong prior year comparison and primarily due to farmer purchases closer to application window, as well as weather and destocking impacts in EMEA[2]. Price was down 3% due to a competitive environment in most regions.
- GAAP income and earnings per share (EPS) from continuing operations were $376 million and $0.53 per share for the first quarter 2024, respectively.
- Operating EBITDA[1] and Operating EPS[1] were $1.03 billion and $0.89 per share for the first quarter 2024, respectively.
- The Company reaffirmed full-year 2024 guidance[3] and expects net sales in the range of $17.4 billion to $17.7 billion. Operating EBITDA[1] is expected to be in the range of $3.5 billion to $3.7 billion. Operating EPS[1] is expected to be in the range of $2.70 to $2.90 per share. Cash provided by operating activities – continuing operations is expected to be in the range of $2.1 billion to $2.6 billion. Free Cash Flow[1] is expected to be in the range of $1.5 billion to $2.0 billion. The Company plans to repurchase approximately $1.0 billion shares in 2024.

| ($ in millions, except where noted) | 1Q 2024 | 1Q 2023 | % Change | % Organic[1] Change |
|---|---|---|---|---|
| **Net Sales** | **$4,492** | **$4,884** | **(8)%** | **(6)%** |
| North America | $2,087 | $2,202 | (5)% | (5)% |
| EMEA | $1,588 | $1,813 | (12)% | (6)% |
| Latin America | $515 | $552 | (7)% | (15)% |
| Asia Pacific | $302 | $317 | (5)% | (2)% |

1. Organic Sales, Operating EPS, Operating EBITDA, and Free Cash Flow are non-GAAP measures. See page 5 for further discussion. 2. North America is defined as U.S. and Canada. EMEA is defined as Europe, Middle East and Africa. 3. The Company does not provide the most comparable GAAP measure on a forward-looking basis, except for Free Cash Flow.

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News Release 1Q 2024



"Corteva's first quarter 2024 results were largely as expected. The Seed business once again delivered exceptional performance driven by our advantaged technology and latest product line-up, reflecting farmers' continued investment in products that consistently deliver quality, yield and value.

On Crop Protection, as anticipated, we faced headwinds as the industry continues to work through residual inventory imbalances in key regions and farmers are shifting to just-in-time purchasing. We are expecting growth in the second half of 2024 driven by our differentiated portfolio, leading biologicals products and cost actions.

As a result, we are reaffirming full year 2024 guidance as well as reiterating our confidence in the previously-announced 2025 financial framework."

Chuck Magro
Chief Executive Officer

## Seed Summary

Seed net sales were $2.8 billion in the first quarter of 2024, up from $2.7 billion in the first quarter of 2023. The sales increase was driven by a 6% increase in price, partially offset by a 2% unfavorable currency impact, and a 1% decline in both volume and portfolio.

Price gains were driven by strong execution globally, led by EMEA[2], as farmers prioritize the use of top technology to drive higher yields. Volume gains in North America from higher corn deliveries were offset by volume declines in EMEA[2] due to delayed demand from unfavorable weather. Unfavorable currency impacts were led by the Turkish lira.

Segment operating EBITDA was $748 million in the first quarter of 2024, up 15% from the first quarter of 2023. Price execution, improvement in net royalty expense, and ongoing cost and productivity actions more than offset higher commodity and production costs, and the unfavorable impact of currency. Segment operating EBITDA margin improved by approximately 300 basis points versus the prior-year period.

| ($ in millions, except where noted) | 1Q 2024 | 1Q 2023 | % Change | % Organic[1] Change |
|---|---|---|---|---|
| North America | $1,471 | $1,323 | 11% | 11% |
| EMEA | $918 | $1,012 | (9)% | - |
| Latin America | $271 | $259 | 5% | (1)% |
| Asia Pacific | $91 | $101 | (10)% | (5)% |
| **Total Seed Net Sales** | **$2,751** | **$2,695** | **2%** | **5%** |
| **Seed Operating EBITDA** | **$748** | **$652** | **15%** | **N/A** |

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News Release 1Q 2024

# Crop Protection Summary

Crop Protection net sales were approximately $1.7 billion in the first quarter of 2024 compared to approximately $2.2 billion in the first quarter of 2023. The sales decline was driven by an 18% decrease in volume, a 3% decrease in price, and a 1% unfavorable currency impact, partially offset by a 2% favorable impact from portfolio.

The decrease in volume against a strong prior year comparison was primarily due to farmer purchases closer to the application window, as well as weather and destocking impacts in EMEA[2]. Price declines in North America and Latin America due to competitive market dynamics were partially offset by pricing gains in EMEA to largely offset currency. Unfavorable currency impacts were primarily related to the Turkish lira.

Segment operating EBITDA was $310 million in the first quarter of 2024, down 49% from the first quarter of 2023. Volume declines and unfavorable mix, pricing pressure, the unfavorable impact of currency, and raw material cost inflation, more than offset productivity actions. Segment operating EBITDA margin contracted by more than 970 basis points versus the prior-year period.

| ($ in millions, except where noted) | 1Q 2024 | 1Q 2023 | % Change | % Organic[1] Change |
|---|---|---|---|---|
| North America | $616 | $879 | (30)% | (30)% |
| EMEA | $670 | $801 | (16)% | (13)% |
| Latin America | $244 | $293 | (17)% | (27)% |
| Asia Pacific | $211 | $216 | (2)% | - |
| **Total Crop Protection Net Sales** | **$1,741** | **$2,189** | **(20)%** | **(21)%** |
| **Crop Protection Operating EBITDA** | **$310** | **$603** | **(49)%** | **N/A** |

3

News Release 1Q 2024 4 2024 Guidance The global outlook for agriculture is stable with mostly constructive fundamentals in 2024. There was record-setting demand for grain, oilseeds, feed, and biofuels in 2023, and we expect that to grow in 2024. On-farm demand for inputs remains healthy and farmers continue to prioritize the need for top-tier technology, despite the normalization of commodity prices. The global Crop Protection market remains imbalanced after the significant destocking in 2023, however we expect to see market growth in the second half of 2024. Corteva expects net sales in the range of $17.4 billion to $17.7 billion, growth of 2% at the mid-point. Operating EBITDA1 is expected to be in the range of $3.5 billion to $3.7 billion, growth of 6% at the mid-point. Operating EPS1 is expected to be in the range of $2.70 to $2.90 per share, up 4% at the mid-point, which reflects higher earnings partially offset by interest expense and a higher base tax rate. Cash provided by operating activities – continuing operations is expected to be in the range of $2.1 billion to $2.6 billion. Free Cash Flow1 is expected to be in the range of $1.5 billion to $2.0 billion. The Company plans to repurchase approximately $1.0 billion shares in 2024. The Company is not able to reconcile its forward-looking non-GAAP financial measures, except for Free Cash Flow, to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of its control, such as Significant Items, without unreasonable effort. First Quarter Conference Call The Company will host a live webcast of its first quarter 2024 earnings conference call with investors to discuss its results and outlook tomorrow, May 2, 2024, at 9:00 a.m. ET. The slide presentation that accompanies the conference call is posted on the Company’s Investor Events and Presentations page. A replay of the webcast will also be available on the Investor Events and Presentations page. About Corteva Corteva, Inc. (NYSE: CTVA) is a publicly traded, global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the Company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com. Follow Corteva on Facebook, Instagram, LinkedIn, Twitter, and YouTube. Cautionary Statement About Forward-Looking Statements This report contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; environmental, social and governance (“ESG”) targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements. Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of Corteva’s products; (ii) failure to successfully develop and commercialize Corteva’s pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of Corteva’s biotechnology and other agricultural products; (iv) effect of changes in agricultural and related policies of governments and international organizations; (v) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vi) effect of climate change and unpredictable seasonal and weather factors; (vii) failure to comply with competition and antitrust laws; (viii) effect of competition in Corteva’s industry; (ix) competitor’s establishment of an intermediary platform for distribution of Corteva's products; (x) impact of Corteva's dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xi) effect of volatility in Corteva's input costs; (xii) risk related to geopolitical and military conflict; (xii) risks related to environmental litigation and the indemnification obligations of legacy EIDP liabilities in connection with the separation of Corteva; (xiv) risks related to Corteva's global operations; (xv) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xvi) effect of industrial espionage and other disruptions to Corteva’s supply chain, information technology or network systems;(xvii) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xviii) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xix) increases in pension and other post-employment benefit plan funding obligations; (xx) capital markets sentiment towards ESG matters; (xxi) risks related to pandemics or epidemics; (xxii) Corteva’s intellectual property rights or defense against intellectual property claims asserted by others; (xxiii) effect of counterfeit products; (xxiv) Corteva’s dependence on intellectual property cross-license agreements; and (xxv) other risks related to the Separation from DowDuPont. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the “Risk Factors” section of Corteva’s Annual Report on Form 10-K, as modified by subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K.

News Release 1Q 2024 5 Regulation G (Non-GAAP Financial Measures) This earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures may include organic sales, organic growth (including by segment and region), operating EBITDA, operating EBITDA margin, operating earnings (loss) per share, and base income tax rate. Management uses these measures internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page A-5 of the Financial Statement Schedules. Corteva is not able to reconcile its forward-looking non-GAAP financial measures, except for Free Cash Flow, to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of the Company’s control, such as Significant Items, without unreasonable effort. For Significant items reported in the periods presented, refer to page A-8 of the Financial Statement Schedules. Beginning January 1, 2020, the Company presents accelerated prepaid royalty amortization expense as a significant item. Accelerated prepaid royalty amortization represents the non-cash charge associated with the recognition of upfront payments made to Monsanto in connection with the Company’s non-exclusive license in the United States and Canada for Monsanto’s Genuity® Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits. During the ramp-up period of Enlist E3TM, Corteva has begun to significantly reduce the volume of products with the Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits beginning in 2021, with expected minimal use of the trait platform thereafter. During 2023, the company committed to restructuring activities to optimize the Crop Protection network of manufacturing and external partners, which are expected to be substantially complete in 2024. The company expects to record approximately $180 million to $230 million net pre-tax restructuring charges during 2024 for these activities. Organic sales is defined as price and volume and excludes currency and portfolio and other impacts, including significant items. Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items. Non-operating benefits (costs) consists of non-operating pension and other post- employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the Company as pre-tax income or expense. Operating EBITDA margin is defined as Operating EBITDA as a percentage of net sales. Operating earnings (loss) per share is defined as “earnings (loss) per common share from continuing operations - diluted” excluding the after-tax impact of significant items, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of the Company’s intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility. Base income tax rate is defined as the effective tax rate excluding the impacts of foreign exchange gains (losses), non-operating benefits (costs), amortization of intangibles (existing as of the Separation), mark- to- market gains (losses) on certain foreign currency contracts not designated as hedges, and significant items. The Company also uses Free Cash Flow as a non-GAAP measure to evaluate and discuss its liquidity position and ability to generate cash. Free Cash Flow is defined as cash provided by (used for) operating activities – continuing operations, less capital expenditures. We believe that Free Cash Flow provides investors with meaningful information regarding the Company’s ongoing ability to generate cash through core operations, and our ability to service our indebtedness, pay dividends (when declared), make share repurchases, and meet our ongoing cash needs for our operations. ® TM Corteva Agriscience and its affiliated companies. 5/01/2024 Media Contact Bethany Shively +1 202-997-9438 bethany.shively@corteva.com Investor Contact Kim Booth +1 302-485-3190 kimberly.a.booth@corteva.com